UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Shimmick Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41867	84-3749368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Technology Drive Suite 300 Irvine, CA		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 723-2021

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SHIM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph A. Del Guercio as independent director

On December 14, 2023, Shimmick Corporation (“the “Company”) the board of directors (the “Board”) increased the size of the of the Board from five to six members and appointed Joseph A. Del Guercio to serve as an independent director of the Company, effective immediately. Mr. Del Guercio was also appointed to serve on the Nominating and Corporate Governance Committee and the Compensation and Human Capital Committee of the Company’s Board.

Mr. Del Guercio, age 51, is the President and CEO of Clark Enterprises, Inc., positions he has held since January 2023. Mr. Del Guercio also serves as the President and CEO of the A. James & Alice Clark Foundation, a private philanthropy organization, and has served in these roles since January 2016. Mr. Del Guercio additionally serves as the Managing Director of CNF Investments, LLC, the alternative investment group of Clark Enterprises, and has served in this position since November 2004. With nearly two decades of experience in this role, Mr. Del Guercio brings experience leading finance and strategy to the Company and has experience in M&A and investing. From 2002 to 2004, Mr. Del Guercio was a director with LBL Financial Services, a Boston- and San Diego-based independent broker dealer, with responsibility for strategic planning, new product development and acquisitions. Prior to joining LBL, Mr. Del Guercio was an investment banker with Robertson Stephens and Goldman Sachs, where he focused on mergers and acquisitions, private and public equity financing and restructurings.

Mr. Del Guercio will receive compensation for his services as a director in accordance with the Company’s standard compensation program for non-employee directors as amended from time to time, the material terms of which are described in the Company’s final prospectus filed November 15, 2023 with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act relating to the Company’s Registration Statement on Form S-1. In addition, the Company is entering into its standard form of indemnification agreement with Mr. Del Guercio, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Form S-1 filed on October 24, 2023.

There are no arrangements or understandings between Mr. Del Guercio and any other person pursuant to which Mr. Del Guercio was appointed to serve on the Board of Directors. Mr. Del Guercio has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Del Guercio’s appointment to the Board is attached hereto as Exhibit 99.1.

Exhibit Number	Description
99.1	Press Release dated December 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: December 15, 2023	By:	/s/ Devin J. Nordhagen
Devin J. Nordhagen
Executive Vice President, Chief Financial Officer